United States
Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2010

PC GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-12991	11-2239561
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

419 Park Avenue South, Suite 500, New York, New York	10016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 687-3260

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On March 18, 2010, the Registrant issued an earnings press release announcing financial results for the year ended December 31, 2009. A copy of the earnings press release is furnished as Exhibit 99.1 and incorporated herein by reference.

The earnings press release furnished herewith contains financial measures that are not in accordance with generally accepted accounting principles in the United States of America (“GAAP”). For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a company's historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated in accordance with GAAP in the statements of operations, balance sheets, or statements of cash flows of the company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Pursuant to the requirements of Regulation G, the Registrant has provided reconciliations within the earnings press release of the non-GAAP financial measures to the most directly comparable GAAP financial measures. Registrant’s management uses this non-GAAP information as an indicator of business performance, and evaluates overall management with respect to such indicators.  These non-GAAP measures should be considered in addition to, not a substitute for, measures of financial performance prepared in accordance with GAAP.

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description

99.1	Press Release dated March 18, 2010, with respect to the Registrant's financial results for the year ended December 31, 2009 (furnished only).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:	March 18, 2010	PC Group, Inc.

		By:	/s/ Kathleen P. Bloch
Kathleen P. Bloch, Vice President, Chief Operating Officer and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated March 18, 2010, with respect to the Registrant's financial results for the year ended December 31, 2009 (furnished only).